SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 23, 2008
Date of earliest event reported: December 18, 2008
Energy Transfer Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 18, 2008, Energy Transfer Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering by the Partnership of $600 million aggregate principal amount of 9.70% Senior Notes due 2019 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-147990) of the Partnership, as supplemented by the Prospectus Supplement dated December 18, 2008 relating to the Notes (the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on December 19, 2008. Closing of the issuance and sale of the Notes is scheduled for December 23, 2008. A legal opinion related to the Notes is filed herewith as Exhibit 5.1.
     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Notes are subject to approval of legal matters by counsel and other customary conditions. The Underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing. Additionally, the Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
     The Prospectus Supplement provides that the Partnership will use net proceeds from the offering to repay amounts outstanding under its revolving credit facility, to pay expenses associated with the offering of the Notes and for general corporate purposes. Affiliates of each of the Underwriters are agents and lenders under our revolving credit facility. Accordingly, each of the Underwriters will receive proceeds from the offering of the Notes. In addition, from time to time the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates for which they received or will receive customary fees and expenses.
     The Notes are being issued under the Indenture dated as of January 18, 2005 (the “Indenture”), between the Partnership, as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee, as amended and supplemented by the Seventh Supplemental Indenture thereto (the “Supplemental Indenture”), between the Partnership and U.S. Bank National Association, as successor trustee, with respect to the Notes. The terms of the Notes and the Supplemental Indenture are further described in the Prospectus Supplement under the captions “Description of Notes” and “Description of the Debt Securities,” which description is incorporated herein by reference and filed herewith as Exhibit 99.2. Such description does not purport to be complete and is qualified by reference to the Indenture and the Supplemental Indenture, which are filed as exhibits hereto and incorporated herein by reference.
     On December 18, 2008, the Partnership issued a press release relating to the pricing of the public offering of the Notes contemplated by the Underwriting Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
1.1	Underwriting Agreement dated December 18, 2008, by and among Energy Transfer Partners, L.P. and Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, , as representatives of the several underwriters named therein.

4.1	Indenture, dated as of January 18, 2005 between Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2	Form of Seventh Supplemental Indenture by and between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Form of Notes (included in Exhibit 4.2 above).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release dated December 18, 2008.

99.2	Description of Notes and Description of the Debt Securities.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: December 23, 2008		/s/ Martin Salinas Martin Salinas Chief Financial Officer

Exhibit Index
Exhibits
1.1	Underwriting Agreement dated December 18, 2008, by and among Energy Transfer Partners, L.P. and Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, , as representatives of the several underwriters named therein.

4.1	Indenture, dated as of January 18, 2005 between Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2	Form of Seventh Supplemental Indenture by and between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Form of Notes (included in Exhibit 4.2 above).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release dated December 18, 2008.

99.2	Description of Notes and Description of the Debt Securities.